Exhibit 10.5

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

Change Order Form # 31

Change order under Agreement dated: Fifth Amendment to Development and Clinical Supplies Agreement dated December 14, 2012

Between: Radius Health, Inc and 3M

Project Name: For the development of Radius’ Abaloparatide compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by: Radius
Name: Michele Gehrt
Company: 3M
Date: 24June2016

Description of change:
Radius has requested that 3M manufacture supplies of the sMTS abaloparatide (ABL) product for a Phase I Clinical Study. The supplies include the following formulations: [*]. Separate change orders will be issued to complete the process experiments and stability to support the clinical supply manufacture. The activities and deliverables in this Workplan are intended to support the further development of an optimized, sMTS abaloparatide product that demonstrates comparability (including pharmacokinetic bioequivalence or bioavailability) to the abaloparatide-SC injection product. The total estimated costs are $[*].
Scope:
3M will conduct the tasks necessary to manufacture 3 lots of supplies for a Phase I Clinical Study.

Assumptions:

•	3M will utilize the new [*] for the commercial applicator to complete the work

•	Radius will supply sufficient ABL to complete the work (6.3 g) unless the current inventory of lot 2AN1 is acceptable.

•	The target dose is 200 mcg/array.

•	Documentation will be completed to support the manufacture (batch records, specs, methods, and validation)

•	Input materials will be manufactured, cleared, assembled and [*].

•	3M will manufacture 425 arrays (supplies, release testing, stability testing and retains) for each of 3 formulations:

◦	[*]

◦	[*]

◦	[*]

•	3M will complete finished product testing and ship supplies to the clinical site.

•	3M will provide CMC documentation to Radius to support the IND.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

Change Order Form # 31

Deliverables:

•	Presentations at JTT meetings outlining work as progressed.

•	3 lots of clinical supplies

•	CMC documentation for IND
Timing:
The required effort in hours, duration of the study in months, and estimated costs for the work plan are summarized in the table below.

Task	Estimated Effort (hours)	Estimated Duration (weeks)	Estimated Direct Costs ($)
Phase I Clinical Supplies	1842	5	$[*]

Total Estimated Costs Stage 2: $[*]

In all other respects, the terms and conditions of the Agreement remain in full force and effect.

Requested task, dates and costs are approved by:

Company: Radius Health, Inc	Company: 3M

Name: Gary Hattersley	Name: Michele Gehrt

Signature: /s/ Gary Hattersley	Signature: /s/ Michele Gehrt

Position: CSO	Position: Commercialization Mgr

Date (dd/mm/yy): 24 June 2016	Date (dd/mm/yy): 24/06/16

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.